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                                                                      Exhibit 21

                    SUBSIDIARIES OF RAMSAY HEALTH CARE, INC.



Americare of Galax, Inc., a Virginia corporation

Bethany Psychiatric Hospital, Inc., an Oklahoma corporation

Bountiful Psychiatric Hospital, Inc., a Utah corporation

Carolina Treatment Center, Inc., a South Carolina corporation

East Carolina Psychiatric Services Corporation, a North Carolina corporation

Great Plains Hospital, Inc., a Missouri corporation

Greenbrier Hospital, Inc., a Louisiana corporation

Gulf Coast Treatment Center, Inc., a Florida corporation (the Company owns 96% of the capital stock of this corporation)

Havenwyck Hospital, Inc., a Michigan corporation

H.C. Corporation, an Alabama corporation

H.C. Partnership, an Alabama general partnership (HSA Hill Crest Corporation and H.C. Corporation each own a 50% partnership interest)

Health Group of Las Cruces, Inc., a Tennessee corporation

Houma Psychiatric Hospital, Inc., a Louisiana corporation

HSA Hill Crest Corporation, an Alabama corporation

HSA of Oklahoma, Inc., an Oklahoma corporation

Manhattan Psychiatric Hospital, Inc., a Kansas corporation

Mesa Psychiatric Hospital, Inc., an Arizona corporation

Michigan Psychiatric Services, Inc., a Michigan corporation

Psychiatric Institute of West Virginia, Inc., a Virginia corporation






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Ramsay Acquisition Corp., a Delaware corporation

Ramsay Correctional Services, Inc., a Delaware corporation

Ramsay Educational Services, Inc., a Delaware corporation

Ramsay Louisiana, Inc., a Delaware corporation

Ramsay Managed Care, Inc., a Delaware corporation

Ramsay Management Services of West Virginia, Inc., a West Virginia corporation

Ramsay New Orleans, Inc., a Delaware corporation

Ramsay Youth Services, Inc., a Delaware corporation

Ramsay Youth Services of Alabama, Inc., a Delaware corporation

Ramsay Youth Services of Florida, Inc., a Delaware corporation

Ramsay Youth Services of South Carolina, Inc., a Delaware corporation

RHCI San Antonio, Inc., a Delaware corporation

The Haven Hospital, Inc., a Delaware corporation

Utah Psychiatric Affiliates, Inc., a Delaware corporation

Transitional Care Ventures, Inc., a Delaware corporation (the Company owns 60% of the capital stock of this corporation)

Transitional Care Ventures (Arizona), Inc., a Delaware corporation

Transitional Care Ventures (Florida), Inc., a Delaware corporation

Transitional Care Ventures (North Texas), Inc., a Delaware corporation

Transitional Care Ventures (South Carolina), Inc., a Delaware corporation

Transitional Care Ventures (Texas), Inc., a Delaware corporation

Meadowlake/Western Alliance LLC, an Oklahoma limited liability company (HSA of Oklahoma, Inc. owns 50% of the Membership Interest in this LLC